UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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BRADLEY PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 6, 2006, Bradley Pharmaceuticals, Inc. began mailing to stockholders a cover letter together with a copy of a recent Company presentation on its business and operations. The cover letter and the Company presentation are set forth below. The Company presentation was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2006.

The Company makes no admission as to the materiality of any information in this filing. The information contained in the Company presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company makes, by press release or otherwise, from time to time.